Exhibit 10.3

EXHIBIT A

SECURITY AGREEMENT

This Security Agreement (the “Security Agreement”), dated as of February 3, 2014, is executed by MeeMee Media Inc., a Nevada corporation (“Debtor”), in favor of KF Business Ventures, LP, a California limited partnership, its successors and/or assigns (“Secured Party”).

A.        Debtor has issued to Secured Party a certain Secured Promissory Note of even date herewith in the face amount of $1,000,000.00 (the “Note”).

B.        In order to induce Secured Party to extend the credit evidenced by the Note, Debtor has agreed to enter into this Security Agreement and to grant Secured Party the security interest in the Collateral (as defined below).

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby agrees with Secured Party as follows:

1.    Definitions and Interpretation. When used in this Security Agreement, the following terms have the following respective meanings:

“Collateral” has the meaning given to that term in Section 2 hereof.

“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the UCC or comparable law of any jurisdiction.

“Obligations” means (a) all loans, advances, future advances, debts, liabilities and obligations, howsoever arising, owed by Debtor to Secured Party of every kind and description, now existing or hereafter arising, created by the Note, or any modification or amendment to the Note; and (b) all costs and expenses, including attorneys’ fees, incurred by Secured Party in connection with the Note or in connection with the collection or enforcement of any portion of the indebtedness, liabilities or obligations described in the foregoing clause (a).

“Permitted Liens” means (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established, and (b) Liens in favor of Secured Party under this Security Agreement.

“UCC” means the Uniform Commercial Code as in effect in the State of California from time to time.

Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2.    Grant of Security Interest.  As security for the Obligations, Debtor hereby pledges to Secured Party and grants to Secured Party a security interest in all right, title, interest, claims and demands of Debtor in and to the property described in Schedule A hereto, and all replacements, proceeds, products, and accessions thereof (collectively, the “Collateral”).

3.    Authorization to File Financing Statements. Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction or other jurisdiction of Debtor or its subsidiaries any financing statements or documents having a similar effect and amendments thereto that provide any other information required by the Uniform Commercial Code (or similar law of any non-United States jurisdiction, if applicable) of such state or jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Debtor is an organization, the type of organization and any organization identification number issued to Debtor. Debtor agrees to furnish any such information to Secured Party promptly upon Secured Party’s request.

4.    General Representations and Warranties.  Debtor represents and warrants to Secured Party that (a) Debtor is the owner of the Collateral and that no other person has any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens, and (b) upon the filing of UCC-1 financing statements with the California Secretary of State, Secured Party shall have a perfected first-position security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens.

5.    Additional Covenants and Representations.  Debtor hereby agrees:

5.1.  to perform all acts that may be necessary to maintain, preserve, protect and perfect in the Collateral, the Lien granted to Secured Party therein, and the perfection and priority of such Lien, except for Permitted Liens;

5.2.  to procure, execute (including endorse, as applicable), and deliver from time to time any endorsements, assignments, financing statements, certificates of title, and all other instruments, documents and/or writings reasonably deemed necessary or appropriate by Secured Party to perfect, maintain and protect Secured Party’s Lien hereunder and the priority thereof;

5.3.  to provide at least fifteen (15) days prior written notice to Secured Party of any of the following events: (a) any changes or alterations of Debtor’s name, (b) any changes with respect to Debtor’s address or principal place of business, or (c) the formation of any subsidiaries of Debtor;

5.4.  upon the occurrence of an Event of Default (as defined in the Note) under the Note and, thereafter, at Secured Party’s request, to endorse (up to the outstanding amount under such promissory notes at the time of Secured Party’s request), assign and deliver any promissory notes included in the Collateral to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify;

5.5.  to the extent the Collateral is not delivered to Secured Party pursuant to this Security Agreement, to keep the Collateral at the principal office of Debtor, and not to relocate the Collateral to any other locations without providing at least thirty (30) days prior written notice to Secured Party;

5.6.  not to sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein (other than inventory in the ordinary course of business); and

5.7.  not to, directly or indirectly, allow, grant or suffer to exist any Lien upon any of the Collateral, other than Permitted Liens.

Debtor hereby represents and warrants to the Secured Party that:

5.8.  Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to own and use its properties and its assets and conduct its business as currently conducted.  The Company is not in violation of any of the provisions of its articles of incorporation, by-laws or other organizational or charter documents. The Company is duly qualified in all jurisdictions in which its failure to do so would have a material and adverse effect on the business, operations, assets or financial condition of the Company.

5.9.  Authorization; Enforceability.  The Company has all corporate right, power and authority to enter into, execute and deliver this Agreement and the Note and the Warrant (collectively, the “Transaction Documents”) and to perform fully its obligations hereunder and thereunder.  All corporate action on the part of the Company necessary for the (a) authorization execution, delivery and performance of the Transaction Documents by the Company; and (b) authorization, sale, issuance and delivery of the Securities under the Transaction Documents has been taken.  The Transaction Documents have been duly executed and delivered by the Company and each constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.

5.10.    No Conflict.  The execution and delivery by the Company of this Agreement and the Transaction Documents, the issuance and sale of the Securities and the consummation of the other transactions contemplated hereby or thereby do not and will not (i) result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, (ii) conflict with or violate any provision of the Company’s articles of incorporation, as amended or the bylaws, of the Company or other organizational or charter documents of the Company, and (iii) conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute (with or without due notice or lapse of time or both) a default or give to others any rights of termination, amendment, acceleration or cancellation (with  or without due notice, lapse of time or both) under any agreement, credit facility, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which any of them is bound or to which any of their respective properties or assets is subject.

5.11.    Title and Validity.  The Company has good and valid title to all of the assets owned by the Company which are part of the Collateral.  The Company has not granted any other party any lien or security interest in or to the Collateral. The Security Agreement creates a valid and subsisting first-priority security interest and lien against the Collateral in favor of Secured Party.

6.    Authorized Action by Secured Party.  Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Secured Party may perform (but Secured Party shall not be obligated to and shall incur no liability to Debtor or any third party for failure so to do) any act which Debtor is obligated by this Security Agreement to perform, and to exercise such rights and powers as Debtor might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action Secured Party deems advisable, with respect to the Collateral; (d) file a copy of this Security Agreement with any governmental agency, body or authority, at the sole cost and expense of Debtor; (e) insure, process and preserve the Collateral; (f) pay any indebtedness of Debtor relating to the Collateral; (g) execute and file UCC financing statements and other documents, certificates, instruments and agreements with respect to the Collateral or as otherwise required or permitted hereunder; and (h) take any and all appropriate action and execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Security Agreement; provided, however, that Secured Party shall not exercise any such powers granted pursuant to clauses (a) through (c) above prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default. The powers conferred on Secured Party under this Section 6 are solely to protect Secured Party’s interests in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Secured Party shall be accountable only for the amounts that Secured Party actually receives as a result of the exercise of such powers, and neither Secured Party nor any of Secured Party’s stockholders, directors, officers, managers, employees or agents shall be responsible to Debtor for any act or failure to act.  Nothing in this Section 6 shall be deemed an authorization for Debtor to take any action that it is otherwise expressly prohibited from undertaking by way of other provision of this Agreement.

7.    Default and Remedies.

7.1.  Default.  Debtor shall be deemed in default under this Security Agreement upon the occurrence of an Event of Default (as defined in the Note).

7.2.  Remedies.  Upon the occurrence of any such Event of Default, Secured Party shall have the rights of a secured creditor under the UCC, all rights granted by this Security

Agreement and by law, including, without limiting the foregoing, (a) the right to require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party, and (b) the right to take possession of the Collateral, and for that purpose Secured Party may enter upon premises on which the Collateral may be situated and remove the Collateral therefrom.  Debtor hereby agrees that fifteen (15) days’ notice of a public sale of any Collateral or notice of the date after which a private sale of any Collateral may take place is reasonable.  In addition, Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Secured Party’s rights and remedies hereunder, including, without limitation, Secured Party’s right following an Event of Default to take immediate possession of Collateral and to exercise Secured Party’s rights and remedies with respect thereto. Secured Party may also have a receiver appointed to take charge of all or any portion of the Collateral and to exercise all rights of Secured Party under this Security Agreement.  Secured Party may exercise any of Secured Party’s rights under this Section 7.2 without demand or notice of any kind.  The remedies in this Security Agreement, including without limitation this Section 7.2, are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which Secured Party may be entitled.  No failure or delay on the part of Secured party in exercising any right, power, or remedy will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.  All of Secured Party’s rights and remedies, whether evidenced by this Security Agreement or by any other agreement, instrument or document shall be cumulative and may be exercised singularly or concurrently.

7.3.  Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees that it is not commercially unreasonable for Secured Party (a) to fail to incur expenses reasonably deemed significant by Secured Party to prepare Collateral for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral. Debtor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Secured Party would fulfill Secured Party’s duties under the UCC in Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to Debtor or to impose any duties on Secured Party that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section.

7.4.  Marshalling. Secured Party shall not be required to marshal any present or future Collateral for, or other assurances of payment of, the Obligations or to resort to such Collateral or other assurances of payment in any particular order, and all of Secured Party’s rights and remedies hereunder and in respect of such Collateral and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, Debtor hereby agrees that it will not invoke any law relating to the marshalling of Collateral which might cause delay in or impede the enforcement of Secured Party’s rights and remedies under this Security Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Debtor hereby irrevocably waives the benefits of all such laws.

7.5.  Application of Collateral Proceeds.  The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Secured Party at the time of, or received by Secured Party after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(a)  First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Secured Party;

(b)  Second, to the payment to Secured Party of the amount then owing or unpaid on the Note (to be applied first to accrued interest and second to outstanding principal); and

(c)  Third, to the payment of the surplus, if any, to Debtor, its successors and assigns, or to whosoever may be lawfully entitled to receive the same.
In the absence of final payment and satisfaction in full of all of the Obligations, Debtor shall remain liable for any deficiency.

8.    Miscellaneous.

8.1.  Notices.  Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Debtor or Secured Party under this Security Agreement shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given if and as when given as provided in the Note.

8.2.  Nonwaiver.  No failure or delay on Secured Party’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

8.3.  Amendments and Waivers.  This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Debtor and Secured Party. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

8.4.  Assignment.  This Security Agreement shall be binding upon and inure to the benefit of Secured Party and Debtor and their respective successors and assigns; provided, however, that Debtor may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Secured Party.

8.5.  Cumulative Rights, etc.  The rights, powers and remedies of Secured Party under this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, or the Note, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party’s rights hereunder.  Debtor waives any right to require Secured Party to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Secured Party’s power.

8.6.  Partial Invalidity.  If any part of this Security Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Security Agreement shall remain in full force and effect.

8.7.  Expenses. Debtor shall pay on demand all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Secured Party in connection with the custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which are not performed as and when required by this Security Agreement.

8.8.  Entire Agreement. This Security Agreement and the Note, taken together, constitute and contain the entire agreement of Debtor and Secured Party with respect to this particular matter and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

8.9.  Governing Law; Venue.  Except as otherwise specifically set forth herein, the parties expressly agree that this Security Agreement shall be governed solely by the laws of the State of California, without regard to its principles of conflict of laws. Debtor hereby expressly consents to the personal jurisdiction of the state and federal courts located in or about Los Angeles County, California, for any action or proceeding arising from or relating to this Security Agreement, waives, to the maximum extent permitted by law, any argument that venue in any such forum is not convenient, and agrees that any such action or proceeding shall only be venued in such courts.

8.10.    Counterparts.  This Security Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument.  Facsimile copies or electronic transmission in PDF of signed signature pages will be deemed binding originals.

8.11.    Termination of Security Interest.  Upon the payment in full of all Obligations, the security interest granted herein shall terminate and all rights to the Collateral shall revert to Debtor. Upon such termination, Secured Party hereby authorizes Debtor to file any UCC termination statements necessary to effect such termination and Secured Party will execute and deliver to Debtor any additional documents or instruments as Debtor shall reasonably request to evidence such termination.

IN WITNESS WHEREOF, Secured Party and Debtor have caused this Security Agreement to be executed as of the day and year first above written.

DEBTOR:

MEEMEE MEDIA INC.

By:	/s/ Martin J. Doane
Martin J. Doane, Executive Chairman

SECURED PARTY:

KF Business Ventures, LP
a California limited partnership

By:	Kopple Financial, Inc.
a California corporation,
Its General Partner

	By:	/s/ Robert C. Kopple
Robert C. Kopple, Its President

SCHEDULE A
TO SECURITY AGREEMENT

The Debtor hereby grants to the Secured Party, for the benefit of itself and each assignee, a security interest in the following described property (collectively, the “Collateral”):

(a)    presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to such Debtor arising out of the sale or lease of goods or the rendition of services by such Debtor, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by such Debtor and such Debtor's Books relating to any of the foregoing (collectively, “Accounts”);

(b)    present and future general intangibles and other personal property (including payment intangibles, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, moneys due or recoverable from pension funds, route lists, moneys due under any royalty or licensing agreements, infringement claims, software, computer programs, computer discs, computer tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims) other than goods and Accounts, and such Debtor's Books relating to any of the foregoing (collectively, “General Intangibles”);

(c)    present and future rights to payments or performance under letters of credit, letter-of-credit rights (whether or not evidenced by a writing) and other supporting obligations, notes, drafts, instruments (including promissory notes), certificated and uncertificated securities, documents, leases, and chattel paper (whether tangible or electronic), and such Debtor's Books relating to any of the foregoing (collectively, “Negotiable Collateral”);

(d)    present and future inventory in which such Debtor has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of such Debtor's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above, and such Debtor's Books relating to any of the foregoing (collectively, “Inventory”);

(e)    present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, tools, parts, dies, jigs, goods (other than consumer goods or farm products), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located (collectively, “Equipment”);

(f)    present and hereafter acquired books and records including: ledgers; records indicating, summarizing, or evidencing such Debtor's assets or liabilities, or the Collateral; all information relating to such Debtor's business operations or financial condition; and all computer programs, disc or tape files, printouts, funds or other computer prepared information, and the equipment containing such information (collectively, “Debtor's Books”);

(g)    present and hereafter acquired securities (whether certificated or uncertificated), securities accounts, commodity contracts and accounts, securities entitlements and other investment property (collectively “Investment Property”);

(h)    present and hereafter acquired deposit accounts (collectively “Deposit Accounts”);

(i)     present and hereafter acquired commercial tort claims (collectively “Tort Claims”); and

(j)     substitutions, replacements, additions, accessions, proceeds, products to or of any of the foregoing, including, but not limited to, proceeds of insurance covering any of the foregoing, or any portion thereof, and any and all Accounts, General Intangibles, Negotiable Collateral, Inventory, Equipment, Deposit Accounts, Tort Claims, money, deposits, accounts, or other tangible or intangible property resulting from the sale or other disposition of the Accounts, General Intangibles, Negotiable Collateral, Inventory, Equipment, Deposit Accounts, Tort Claims, or any portion thereof or interest therein and the proceeds thereof.

Notwithstanding the foregoing, Collateral shall not include (i) any lease, license, contract or other agreement of any Debtor if the grant of a security interest in such lease, license, contract or other agreement is prohibited under the terms of such lease, license, contract or other agreement or under applicable law, but only to the extent such prohibition is not rendered unenforceable or ineffective by the UCC (as hereinafter defined) or other applicable law; provided, however, that a security interest shall attach to such lease, license, contract or other agreement immediately at such time as the condition causing such prohibition shall be eliminated or remedied, and (ii) any Equipment owned by any Debtor which is subject to a lien securing purchase money debt pursuant to documents which prohibit such party from granting any other liens in such property, but only for so long as such prohibition shall be in effect.